EXHIBIT 99

NEWS RELEASE

DATE:         October 21, 2003

RELEASE DATE:    Immediate

SUMMIT FINANCIAL CORPORATION REPORTS
INCREASE IN THIRD QUARTER EARNINGS

GREENVILLE, SC - Summit Financial Corporation (NASDAQ/Small Cap: SUMM) today reported net income of $970,000 for the quarter ended September 30, 2003, up from $909,000 for the same period of 2002. Net income per diluted share was $0.21 for the third quarter of 2003, up 5% from $0.20 for the third quarter of 2002. For the first nine months of 2003 net income increased to $2,938,000 or $0.64 per diluted share, up 16% from $2,481,000 or $0.55 per diluted share for the comparable period of 2002. For the nine months ended September 30, 2003, return on assets was 1.24%, as compared to 1.16% the prior year, while return on equity increased to 12.96% for the same period.
The primary factors in the increased earnings for both the third quarter and the first nine months of 2003 were the increase in net interest income related to earning asset growth and the continued reduction in cost of funds, the decrease in provision for loan losses due to lower net originations in 2003, and the higher amount of gains on sales of securities during 2003. Somewhat offsetting the increase in income is higher overhead expenses, the major component being a loss of $166,000 from the prepayment of higher cost FHLB advances employed as a strategy to reduce future cost of funds.
At September 30, 2003, assets totaled $325.1 million, a 9% increase from $298.5 million at September 30, 2002. Investment securities increased 43% to $79.5 million, and gross loans increased 6% from the comparable period of 2002 to total $223.4 million. Deposits grew 5% during the period reaching $248.7 million at September 30, 2003, while FHLB advances increased to $43.1 million.
Loans past due in excess of 90 days were $169,000 or 0.08% of outstanding loans at September 30, 2003, compared to $216,000 or 0.10% of loans for the prior year. Nonaccrual loans at September 30, 2003 and 2002 totaled $527,000 or 0.24% and $203,000 or 0.09% of total loans, respectively. Net charge-offs for the first nine months of 2003 were $354,000 versus $332,000 for the prior year; while the allowance for loan losses was 1.57% and 1.50%, respectively at September 30, 2003 and 2002.
The Company reported total equity of $31.1 million, which represents a total risk-based capital ratio in excess of 14% at September 30, 2003. Book value per share was up 10% from the comparable period of 2002 to end the third quarter of 2003 at $7.62.

SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
($ in thousands, except per share data)
(Unaudited)

	For the Quarter Ended
	September 30,		Percent
Income Statement Data	2003	2002	Change

Net interest income	$3,073	$2,953	4%
Provision for loan losses	100	196	(49%)
Noninterest income	758	682	11%
Noninterest expenses	2,316	2,106	10%
Net income	970	909	7%

Basic net income per share	$0.24	$0.23	4%
Diluted net income per share	$0.21	$0.20	5%

Return on average assets	1.19%	1.23%	(3%)
Return on average equity	12.40%	13.36%	(7%)
Net interest margin	4.13%	4.35%	(5%)

	For the Nine Months Ended
	September 30,		Percent
Income Statement Data	2003	2002	Change

Net interest income	$9,095	$8,720	4%
Provision for loan losses	502	546	(8%)
Noninterest income	2,374	2,025	17%
Noninterest expenses	6,687	6,557	2%
Net income	2,938	2,481	18%

Basic net income per share	$0.73	$0.62	18%
Diluted net income per share	$0.64	$0.55	16%

Return on average assets	1.24%	1.16%	7%
Return on average equity	12.96%	12.84%	1%
Net interest margin	4.15%	4.45%	(7%)

	September 30,		Percent
Balance Sheet Data	2003	2002	Change

Total earning assets	309,337	283,038	9%
Net loans	219,920	206,802	6%
Investment securities	79,489	55,560	43%
Total deposits	248,710	235,759	5%
Total interest-bearing liabilities	260,516	235,511	11%
Shareholders' equity	31,147	27,804	12%
Book value	$7.62	$6.95	10%

Net charge-offs to average loans	0.21%	0.21%	0%
Allowance for loan losses to gross loans	1.57%	1.50%	5%

Tier 1 risk-based capital ratio	12.85%	11.84%	9%
Total risk-based capital ratio	14.10%	13.09%	8%
Leverage ratio	9.85%	9.47%	4%

Note - Per share data restated for all 5% stock dividends

SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
($ in thousands)
(Unaudited)

	September 30,	September 30,
	2003	2002

ASSETS
Cash and due from banks	$7,705	$9,235
Interest-bearing bank balances	2,859	5,366
Federal funds sold	1,009	10,074
Investments available for sale	79,489	55,560
Loans, net of unearned income	223,437	209,955
Less: allowance for loan losses	(3,517)	(3,153)

Net loans	219,920	206,802
Premises and equipment, net	4,066	4,274
Other assets	10,069	7,195

	$325,117	$298,506

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$31,294	$32,648
Interest-bearing demand	22,734	20,490
Savings and money market	72,308	71,131
Time deposits, $100,000 and over	66,959	53,576
Other time deposits	55,415	57,914

	248,710	235,759
FHLB advances	43,100	32,400
Other liabilities	2,160	2,543

Total liabilities	293,970	270,702

Shareholders' equity:
Common stock, $1.00 par value;
20,000,000 shares authorized; issued and
outstanding 4,089,180 shares	4,089	3,811
Additional paid-in capital	21,606	18,482
Retained earnings	5,800	4,860
Accumulated other comprehensive
(loss) income, net	(312)	738
Nonvested restricted stock	(36)	(87)

Total shareholders' equity	31,147	27,804

	$325,117	$298,506

SUMMIT FINANCIAL CORPORATION
CONSOLIDATED INCOME STATEMENTS
($ in thousands, except per share data)
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Interest Income:
Interest on loans	$3,447	$3,791	$10,573	$11,325
Interest on investment securities	797	653	2,326	1,914
Other interest income	36	71	134	193

	4,280	4,515	13,033	13,432

Interest Expense:
Interest on deposits	822	1,175	2,713	3,532
Other interest expense	385	387	1,225	1,180

	1,207	1,562	3,938	4,712

Net interest income	3,073	2,953	9,095	8,720
Provision for loan losses	100	196	502	546

Net interest income after provision	2,973	2,757	8,593	8,174

Noninterest income:
Service charges on deposit accounts	143	136	417	407
Credit card fees and income	101	107	304	343
Insurance sales commissions	119	119	333	479
Gain on sale of securities	12	39	367	85
Other income	383	281	953	711

	758	682	2,374	2,025

Noninterest expenses:
Salaries, wages and benefits	1,284	1,281	3,877	3,982
Occupancy	168	164	501	483
Furniture, fixtures and equipment	163	176	483	524
Other operating expenses	701	485	1,826	1,568

	2,316	2,106	6,687	6,557

Income before income taxes	1,415	1,333	4,280	3,642
Provision for income taxes	445	424	1,342	1,161

Net income	$970	$909	$2,938	$2,481
Net income per common share:
Basic	$0.24	$0.23	$0.73	$0.62
Diluted	$0.21	$0.20	$0.64	$0.55

Average diluted common equivalent
shares outstanding	4,613,000	4,556,000	4,593,000	4,502,000

      Summit Financial Corporation, www.summit-bank.com , headquartered in Greenville, SC, is the parent holding company for Summit National Bank and Freedom Finance, Inc., a consumer finance company. Summit National Bank provides a full range of banking services designed to meet substantially all of the financial needs of its customers from its four full-service branches in the Upstate of South Carolina. Through its subsidiary, Summit Investment Services, Inc., Summit provides nondeposit investments and financial management services. Freedom Finance specializes in making small dollar installment loans to individuals from 11 branch locations throughout South Carolina.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

CONTACTS:
    J. Randolph Potter, President & CEO, (864) 240-5886
    Blaise B. Bettendorf, Chief Financial Officer, (864) 240-5890